UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 18, 2009
Date of Report (Date of earliest event reported)

Sun American Bancorp
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22911	65-032364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9293 Glades Road Boca Raton, Florida 33434
(Address of Principal Executive Offices) (Zip Code)

(561) 544-1908
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)       On November 18, 2009, Sun American Bancorp (the “Company”) received a deficiency letter (the “Notice”) from The Nasdaq Stock Market (“NASDAQ”) stating that the Company’s stockholders’ equity for the period ended September 30, 2009 was less than the $10,000,000 minimum required for continued listing on The Nasdaq Global Market under Listing Rule 5450(b)(1)(A). As reported in the Company’s Form 10-Q for the quarter ended September 30, 2009, the Company’s stockholders’ equity was $6,651,394.

In the Notice, the NASDAQ staff requested that the Company provide, on or before December 3, 2009, a plan to regain compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Global Market.  The NASDAQ Notice provides the Company with the option to submit a plan to regain compliance with NASDAQ or alternatively, to consider applying to transfer the Company’s securities to the Nasdaq Capital Market. The Company has not decided which plan, if any, it intends to pursue at this time.

On November 24, 2009, the Company issued a press release announcing the receipt of the Notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

	Exhibit Number	Exhibits

	99.1	Press Release of the Company dated November 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN AMERICAN BANCORP

Date:	November 24, 2009	By:	/s/ Michael E. Golden
Michael E. Golden
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release of the Company dated November 24, 2009